Exhibit 99.1

April 6, 2022

USD Partners LP Completes Acquisition of Hardisty South Terminal Assets and IDR Elimination

Houston, TX – USD Partners LP (NYSE: USDP) (the “Partnership”) today announced it has closed the previously announced acquisition of the Hardisty South terminal assets (“Hardisty South”) from USD Group LLC (“USDG” or the “Sponsor”), and exchanged the Sponsor’s economic general partner interest in the Partnership (“GP Interest”) for a non-economic GP Interest and eliminated the Sponsor’s incentive distribution rights (“IDRs”) in the Partnership for total consideration of $75 million in cash and approximately 5.75 million common units (the “Transaction”). The cash portion of the Transaction was funded with borrowings under the Partnership’s $275 million senior secured credit facility.

Today, the Partnership’s combined Hardisty Terminal has the designed takeaway capacity of three and one-half unit trains per day, or approximately 262,500 barrels per day, including the newly-acquired Hardisty South Terminal. The acquisition of the Hardisty South Terminal increases the size, scale and growth capacity of the Partnership’s asset base, while optimizing operational and commercial synergies of the Hardisty Terminal in order to capitalize on the growth benefits associated with the Sponsor’s Diluent Recovery Unit (“DRU”) program.

The Transaction was approved by the Board of Directors of the general partner of the Partnership based on the approval and recommendation of its Conflicts Committee, which consists entirely of independent directors.

About USD Partners LP

USD Partners LP is a fee-based, growth-oriented master limited partnership formed in 2014 by USDG to acquire, develop and operate midstream infrastructure and complementary logistics solutions for crude oil, biofuels and other energy-related products. The Partnership generates substantially all of its operating cash flows from multi-year, take-or-pay contracts with primarily investment grade customers, including major integrated oil companies and refiners. The Partnership’s principal assets include a network of crude oil terminals that facilitate the transportation of heavy crude oil from Western Canada to key demand centers across North America. The Partnership’s operations include railcar loading and unloading, storage and blending in on-site tanks, inbound and outbound pipeline connectivity, truck transloading, as well as other related logistics services. In addition, the Partnership provides customers with leased railcars and fleet services to facilitate the transportation of liquid hydrocarbons and biofuels by rail. For additional information, please visit www.usdpartners.com.

About USDG

USDG and its affiliates, which own the general partner of USD Partners LP, are engaged in designing, developing, owning, and managing large-scale multi-modal logistics centers and energy-related infrastructure across North America. USDG solutions create flexible market access for customers in significant growth areas and key demand centers, including Western Canada, the U.S. Gulf Coast and Mexico. Among other projects, USDG is currently pursuing the development of a premier energy logistics terminal on the Houston Ship Channel with capacity for substantial tank storage, multiple docks (including barge and deepwater), inbound and outbound pipeline connectivity, as well as a rail terminal with unit train capabilities. For additional information, please visit www.usdg.com. Information on websites referenced in this release is not part of this release.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws, including statements with respect to benefits of the transaction, future financial results, growth, and performance of assets. Words and phrases such as “expect,” “plan,” “intent,” “believes,” “projects,” “begin,” “anticipates,” “able,” “subject to” and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements relating to the Partnership are based on management’s expectations, estimates and projections about the Partnership, its interests, USD’s projects and the energy industry in general on the date this press release was issued. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include the impact of the novel coronavirus (COVID-19) pandemic and related economic impact and changes in general economic conditions and commodity prices, as well as those factors set forth under the heading “Risk Factors” and elsewhere in the Partnership’s most recent Annual Report on Form 10-K and in the Partnership’s subsequent filings with the Securities and Exchange Commission (many of which may be amplified by the COVID-19 pandemic and the significant volatility in demand for, and fluctuations in the prices of, crude oil, natural gas and natural gas liquids). The Partnership is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Category: Operations

Contact:

Adam Altsuler

Executive Vice President, Chief Financial Officer

(281) 291-3995

aaltsuler@usdg.com

Jennifer Waller

Senior Director, Financial Reporting & Investor Relations

(281) 991-8383

jwaller@usdg.com